EXHIBIT 9(D) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601 REG. S-K

                                 AMENDMENT #1 TO

                                    EXHIBIT 1

                                     OF THE

                               SERVICES AGREEMENT

       Deutsche European Mid-Cap Fund, Class A, Class B and Class C Shares
        Deutsche German Equity Fund, Class A, Class B and Class C Shares
            Deutsche Japanese Equity Fund, Class A and Class B Shares
              Deutsche Global Bond Fund, Class A and Class B Shares
        Deutsche European Bond Fund, Class A, Class B and Class C Shares
                Deutsche Top 50 World, Class A and Class B Shares
           Deutsche Top 50 Europe, Class A, Class B and Class C Shares
                Deutsche Top 50 Asia, Class A and Class B Shares
             Deutsche Top 50 US, Class A, Class B and Class C Shares
            Deutsche US Money Market Fund, Class A and Class B Shares


Revised as of:  July 31, 1998


                                    Deutsche Funds, Inc.


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